Centrue Financial Corporation Announces Second Quarter Earnings

OTTAWA, IL -- 07/20/2007 -- Centrue Financial Corporation (NASDAQ: TRUE) today reported net income from continuing operations for the second quarter ended June 30, 2007 of $2,506,000 or $0.38 per diluted share as compared to $1,252,000 or $0.32 per diluted share in the same period of 2006. For the six months ended June 30, 2007, net income from continuing operations equaled $4,405,000 or $0.66 per diluted share compared to $2,926,000 or $0.74 per diluted share in the same period during 2006. Results for the three months and six months ended June 30, 2007 include the impact from the merger of Centrue Financial Corporation and UnionBancorp, Inc. that occurred in November 2006.

"During the second quarter, we completed several important initiatives that we believe will improve our future financial performance. While some of these steps added to current period expenses, going forward, we expect that they will provide direct bottom-line returns," remarked Thomas A. Daiber, President and CEO. "We have accomplished the majority of our merger integration as evidenced by the completion of our core system conversion and realization of our targeted annualized level of merger related cost savings. While reducing pro-forma expenses, we continue to experience strong growth with an annualized 11% increase in total assets during the first half of 2007. Loan growth also continues as reflected by an annualized 20% increase based on second quarter results. Most of our growth has been in the St. Louis market where we have opened our newest full service branch. Our asset quality also improved as reflected by a significant decrease in both nonaccrual and watch list loans. The improvement in our earnings performance is more evident when adjusting for the $1.1 million loan loss reversal recorded in first six months of 2006." Daiber also commented on the news that the Company was recently added to the Russell Microcap® Index and noted that it reflects the Company's "continued positive momentum." He went on to say that, "Russell is an industry leader for stock indexes, and we expect that our inclusion will generate greater interest in Centrue stock at an institutional level."

Second Quarter 2007 Highlights:

--  Second quarter 2007 results included the following nonrecurring items:

    --  $576,000 in employment related expenses, including separation costs and a previously announced executive officer contract payment;

    --  $140,000 in costs associated with accelerated depreciation related to two branch closings and the core processing computer
        conversion;

    --  $491,000 realized from the gain on sale of property held in other real estate;

    --  The net impact to earnings after taxes, was approximately $146,000 of additional expense or $0.02 per diluted share.

--  The loan portfolio increased $43,639,000 or 5.0% during the second quarter largely due to growth experienced in the St. Louis market.

--  Several positive asset quality trends were experienced:

    --  Action list loans decreased by 31.7% from $37,600,000 reported on
        December 31, 2006 to $25,700,000 on June 30, 2007. The change from the first quarter was a decrease by 20.5% or down from $32,327,000.

    --  Non-accrual loans decreased by 61.8% from $11,759,000 reported on
        December 31, 2006 to $4,492,000 on June 30, 2007. Non-accrual loans declined 52.3% from $9,416,000 since March 31, 2007.

    --  The delinquency ratio decreased from 2.44% at 2006 year-end to
        1.18% recorded at June 30, 2007.   This ratio was 2.03% at
        March 31, 2007.

--  The net interest margin decreased 7 basis points to 3.30% as compared to the same period in 2006 and 5 basis points from the first quarter of
    2007, largely due to the inverted yield curve and competitive pressures in pricing loans and deposits.

--  Excluding the $716,000 of charges related to restructuring, noninterest expense levels for the second quarter 2007 reflect a
    $1,307,000 or 12.5% decrease compared to the same period 2006 pro forma combined companies. The former UnionBancorp reported $5,129,000
   (adjusted for discontinued operations), while the former Centrue reported $5,308,000 for a combined total of $10,437,000.  Excluding the charges related to restructuring, year-to-date noninterest expense levels have decreased $2,053,000 or 9.7% as compared to a pro forma combined level of $21,131,000 for the same period in 2006.

--  On June 22, 2007, Centrue Financial Corporation was added to the
    Russell Microcap® Index after the Russell Investment Group reconstituted its comprehensive set of U.S. and global equity indexes.
    The Company will hold its membership until Russell reconstitutes its indexes in June of 2008.  The Russell indexes capture the 4,000 largest
    U.S. stocks, as ranked by total market capitalization.  The Russell
    Microcap is comprised of organizations falling in the lower half of those 4,000 stocks.

--  The Company obtained a Missouri bank charter in June and converted its
    Clayton, Missouri loan production office into a full-service branch.
    Since beginning operations as a loan production office in September
    2006, the Clayton branch has originated loans in excess of $100 million.

--  In order to integrate operations and streamline its retail distribution channel, the Company consolidated two in-store bank branches into nearby main bank locations and is scheduled to close a third branch at the end of August.  These actions will result in 33 total remaining branches.

--  The Company successfully completed its core systems conversion and, by the end of the third quarter, will have realized a net reduction of over 100 full time equivalent employees as compared to pro-forma staffing levels at the beginning of 2006.

--  The Company's Board of Directors, in a continuing effort to enhance stockholder value, approved the payment of an 8.0% increase in the quarterly cash dividend to $0.13 from $0.12 on the Company's common stock during the first quarter, marking the 88th consecutive quarter of dividends paid to stockholders.

--  The Company repurchased 110,918 shares at a weighted average cost of
    $19.17 of its common stock under the Company's stock repurchase plan.

Net Interest Margin

The net interest margin for the second quarter of 2007 was 3.30% as compared to 3.37% for the same period in 2006. The decrease in the net interest margin was primarily a result of deposit and borrowing rates increasing more rapidly than yields earned on loan and investments. Tax-equivalent net interest income increased to $9,740,000 for the second quarter 2007 as compared to $5,078,000 earned in the same period of 2006. The improvement in net interest income was largely related to an increase in earning assets due to the addition of the former Centrue's loan and investment portfolios. This was offset by increases in deposit balances and a shift in the mix of funding liabilities from lower costing non-interest bearing deposits to higher costing time deposits. The competitive pressures in pricing loans and deposits is likely to maintain pressure on the margin throughout 2007.

Noninterest Income and Expense

Total noninterest income for the second quarter 2007 was $4,194,000 as compared to $1,363,000 reported in the same period in 2006. Excluding $491,000 in gain on sale of OREO property from the second quarter of 2007, noninterest income increased $2,340,000 or 171.7% during the second quarter of 2007 as compared to the same period in 2006. The growth experienced was primarily the result of improvements in service charges on deposit accounts, fees received on items drawn on customer accounts with insufficient funds and revenue generated from the mortgage banking division. The majority of the increase was related to revenue that was associated with the November 2006 merger.

Total noninterest expense levels were $9,846,000, up from $4,802,000 recorded during the same period in 2006. Excluding the restructuring charges of $716,000, noninterest expense levels increased $4,328,000 or 90.1% as compared to the same period in 2006. The increase was reported across all categories and predominantly due to higher costs associated with operating 21 additional branches resulting from the November 2006 merger. Also adversely impacting expense levels were core deposit amortization, accelerated depreciation expense for assets being phased out and restructuring related expenses.

Asset Quality

Centrue's nonperforming loans at June 30, 2007 totaled $4,492,000, a decrease of 61.8% as compared to $11,759,000 reported at December 31, 2006 and down 52.3% as compared to $9,416,000 reported as of March 31, 2007. The level of nonperforming loans to end of period loans totaled 0.49% as of June 30, 2007 compared to 1.08% as of March 31, 2007 and 1.40% as of December 31, 2006. The reserve coverage ratio (allowance to nonperforming loans) was reported at 241.05% as of June 30, 2007 as compared to 112.65% as of March 31, 2007 and to 92.14% as of December 31, 2006.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois and devotes special attention to personal service and offers bank, trust and investment services. The combined company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Further information about the company will be available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Share Data)

                                Three Months Ended     Six Months Ended
                                     June 30,              June 30,
                               --------------------  ---------------------
                                  2007       2006       2007       2006
                               ---------- ---------- ---------- ----------
Operating Highlights

  Net income                   $    2,506 $    1,294 $    4,405 $    2,940
  Return on average total
   assets                            0.76%      0.79%      0.68%      0.89%
  Return on average
   stockholders equity               8.51       7.93       7.51       9.03
  Net interest margin                3.30       3.37       3.32       3.44
  Efficiency ratio                  70.80      74.80      73.15      74.70

Per Share Data

  Diluted earnings per common
   share                       $     0.38 $     0.31 $     0.66 $     0.74
  Book value per common share  $    18.48 $    17.31 $    18.48 $    17.31
  Diluted weighted average
   common shares outstanding    6,449,777  3,837,231  6,472,272  3,809,813
  Period end common shares
   outstanding                  6,363,922  3,742,751  6,363,922  3,742,751

Stock Performance Data

  Market Price:
     Quarter End               $    20.05 $    20.10 $    20.05 $    20.10
     High                      $    20.55 $    21.12 $    20.55 $    21.48
     Low                       $    18.50 $    19.44 $    18.50 $    19.44
  Period end price to
   book value                        1.08       1.16       1.08       1.16

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                  June 30,    December 31,
                                                    2007         2006
                                                 -----------  -----------
ASSETS
Cash and cash equivalents                        $    50,387  $    40,195
Securities available-for-sale                        276,710      298,692
Loans                                                912,168      836,944
Allowance for loan losses                            (10,828)     (10,835)
                                                 -----------  -----------
     Net loans                                       901,340      826,109
Cash surrender value of life insurance                26,393       25,904
Mortgage servicing rights                              3,309        3,510
Premises and equipment, net                           35,950       35,403
Goodwill                                              25,439       25,396
Intangible assets, net                                12,154       12,733
Other real estate                                      6,568        2,136
Other assets                                          15,136       12,947
                                                 -----------  -----------

          Total assets                           $ 1,353,386  $ 1,283,025
                                                 ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
       Non-interest-bearing                      $   130,701  $   125,585
       Interest-bearing                              957,421      901,025
                                                 -----------  -----------
             Total deposits                        1,088,122    1,026,610
     Federal funds purchased and securities
      sold under agreements to repurchase             45,370       36,319
     Advances from the Federal Home Loan Bank         57,731       63,147
     Notes payable                                    10,917        9,015
     Series B mandatory redeemable preferred
      stock                                              831          831
     Subordinated debentures                          20,620       20,620
     Other liabilities                                11,728        8,292
                                                 -----------  -----------
          Total liabilities                        1,235,319    1,164,834
                                                 -----------  -----------

Stockholders' equity
     Series A convertible preferred stock                500          500
     Common stock                                      7,434        7,412
     Surplus                                          70,817       70,460
     Retained earnings                                55,162       52,469
     Accumulated other comprehensive income             (793)         235
                                                 -----------  -----------
                                                     133,120      131,076
Treasury stock, at cost                              (15,053)     (12,885)
                                                 -----------  -----------
              Total stockholders' equity             118,067      118,191
                                                 -----------  -----------

              Total liabilities and
               stockholders' equity              $ 1,353,386  $ 1,283,025
                                                 ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2007      2006      2007      2006
                                    --------  --------  --------  --------
Interest income
  Loans                             $ 16,917  $  7,194  $ 32,963  $ 14,349
  Securities
    Taxable                            3,182     2,027     6,472     4,025
    Exempt from federal income taxes     381       210       763       426

  Federal funds sold and other           173        45       268        59
                                    --------  --------  --------  --------
    Total interest income             20,653     9,476    40,466    18,859

Interest expense
  Deposits                             9,443     3,845    18,260     7,324
  Federal funds purchased and
   securities sold under agreements
   to repurchase                         463        51       873       123
  Advances from the Federal Home
   Loan Bank                             628       455     1,273       936
  Series B Mandatory Redeemable          (61)       13        25        25
  Subordinated debentures                524         -       898         -
  Notes payable                          165       160       323       314
                                    --------  --------  --------  --------
    Total interest expense            11,162     4,524    21,652     8,722
                                    --------  --------  --------  --------
Net interest income                    9,491     4,952    18,814    10,137
Provision for loan losses                226      (300)      226    (1,100)
                                    --------  --------  --------  --------
Net interest income after
 Provision for loan losses             9,265     5,252    18,588    11,237
Noninterest income
  Service charges                      1,969       495     3,552       935
  Trust income                           232       199       461       418
  Mortgage banking income                449       281       883       527
  Brokerage commissions and fees         104        88       230       172
  Bank owned life insurance (BOLI)       247       137       488       277
  Securities gains (losses), net         (33)      (89)      (33)      (88)
  Gain (loss) on sale of Oreo            491         -       588         -
  Other income                           735       252     1,279       587
                                    --------  --------  --------  --------
                                       4,194     1,363     7,448     2,828
Noninterest expenses
  Salaries and employee benefits       5,144     2,359    10,292     5,405
  Occupancy expense, net               1,019       215     1,960       754
  Furniture and equipment expense        627       616     1,322       995
  Marketing                              221        96       413       206
  Supplies and printing                  156        65       337       160
  Telephone                              210       118       388       235
  Other real estate owned expense         38         2        41         8
  Amortization of intangible assets      591        31     1,212        60
  Other expenses                       1,840     1,300     3,829     1,973
                                    --------  --------  --------  --------
                                       9,846     4,802    19,794     9,796
                                    --------  --------  --------  --------

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                  Three Months Ended   Six Months Ended
                                       June 30,            June 30,
                                  ------------------  ------------------
                                   2007       2006      2007      2006
                                  --------  --------  --------  --------
Income from continuing operations
 before income taxes                 3,613     1,813     6,242     4,269
Income taxes                         1,107       561     1,837     1,343
                                  --------  --------  --------  --------
Income from continuing operations    2,506     1,252     4,405     2,926

Discontinued operations:

Loss from discontinued operations        -         5         -       (43)
Income tax benefit                       -       (37)        -       (57)
                                  --------  --------  --------  --------
Gain (loss)  on discontinued
 operations                              -        42         -        14
                                  --------  --------  --------  --------
     Net income                      2,506     1,294     4,405     2,940
                                  ========  ========  ========  ========
Preferred stock dividends               52        52       104       104
                                  --------  --------  --------  --------
Net income for common
 stockholders                     $  2,454  $  1,242  $  4,301  $  2,836
                                  ========  ========  ========  ========

Basic earnings per share from
 continuing operations            $   0.38  $   0.32  $   0.67  $   0.75
                                  ========  ========  ========  ========
Diluted earnings per share from
 continuing operations            $   0.38  $   0.32  $   0.66  $   0.74
                                  ========  ========  ========  ========
Basic earnings per share from
 discontinued operations          $      -  $   0.01  $      -  $      -
                                  ========  ========  ========  ========
Diluted earnings per share from
 discontinued operations          $      -  $   0.01  $      -  $      -
                                  ========  ========  ========  ========
Basic earnings per common share   $   0.38  $   0.33  $   0.67  $   0.75
                                  ========  ========  ========  ========
Diluted earnings per common share $   0.38  $   0.33  $   0.66  $   0.74
                                  ========  ========  ========  ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                        Quarters Ended
                    ------------------------------------------------------
                     06/30/07   03/31/07   12/31/06   09/30/06   6/30/06
                    ---------- ---------- ---------- ---------- ----------
                        (Dollars in Thousands, Except Per Share Data)
Statement of Income
 Data
  Interest income   $   20,653 $   19,813 $   15,197 $    9,802 $    9,476
  Interest expense     (11,162)   (10,490)    (7,902)    (4,728)    (4,524)
                    ---------- ---------- ---------- ---------- ----------
  Net interest
   income                9,491      9,323      7,295      5,074      4,952
  Provision for
   loan losses             226          -         25       (200)      (300)
                    ---------- ---------- ---------- ---------- ----------
  Net interest income
   after provision
   for loan losses       9,265      9,323      7,270      5,274      5,252
  Noninterest income     4,194      3,254      2,363      1,481      1,363
  Noninterest expense    9,846      9,948      8,372      4,591      4,802
                    ---------- ---------- ---------- ---------- ----------
  Income before
   income taxes          3,613      2,629      1,261      2,164      1,813
  Provision (benefit)
   for income taxes      1,107        730        162        658        561
                    ---------- ---------- ---------- ---------- ----------
  Income from
   continuing
   operations
   (after related
   taxes)                2,506      1,899      1,099      1,506      1,252
  Loss on discontinued
   operations (tax
   effected)                 -          -        (88)      (270)       (42)
                    ---------- ---------- ---------- ---------- ----------
  Net income        $    2,506 $    1,899 $    1,011 $    1,236 $    1,294
                    ========== ========== ========== ========== ==========
  Net income on
   common stock     $    2,454 $    1,847 $      960 $    1,184 $    1,242
                    ========== ========== ========== ========== ==========

Per Share Data
  Basic earnings per
   common share     $     0.38 $     0.29 $     0.18 $     0.32 $     0.33
  Basic earnings per
   common share from
   continuing
   operations             0.38       0.29       0.20       0.39       0.32
  Diluted earnings
   per common share       0.38       0.28       0.18       0.31       0.33
  Diluted earnings per
   common share from
   continuing
   operations             0.38       0.28       0.20       0.38       0.32
  Cash dividends on
   common stock           0.13       0.12       0.00       0.12       0.12
  Dividend payout
   ratio for common
   stock                 34.03%     41.89%      0.00%     37.91%     36.15%
  Book value per
   common share     $    18.47 $    18.42 $    18.23 $    17.85 $    17.31
  Basic weighted
   average common
   shares
   outstanding       6,414,390  6,461,791  5,193,562  3,742,777  3,742,716
  Diluted weighted
   average common
   shares
   outstanding       6,449,777  6,497,614  5,233,655  3,783,075  3,837,231
  Period-end common
   shares
   outstanding       6,363,922  6,470,840  6,455,068  3,742,851  3,742,751

Balance Sheet Data
  Securities        $  276,710 $  289,288 $  298,692 $  182,171 $  182,914
  Loans                912,168    868,529    836,944    407,015    403,455
  Allowance for
   loan losses          10,828     10,607     10,835      6,103      6,848
  Assets             1,353,386  1,318,821  1,283,025    648,851    656,831
  Deposits           1,088,122  1,057,297  1,026,610    526,918    522,695
  Stockholders'
   equity              118,067    119,667    118,191     67,313     65,304

Earnings Performance Data
  Return on average
   total assets           0.76%      0.60%      0.40%      0.76%      0.79%
  Return on average
   stockholders'
   equity                 8.51       6.50       3.60       7.32       7.93
  Net interest
   margin ratio           3.30       3.35       3.32       3.49       3.37
  Efficiency ratio (1)   70.80      75.13      84.54      70.23      74.80

Asset Quality Ratios
  Nonperforming assets
   to total end of
   period assets          0.81%      1.04%      1.08%      0.63%      0.64%
  Nonperforming loans
   to total end of
   period loans           0.49       1.08       1.40       0.79       0.70
  Net loan charge-offs
   to total average
   loans                  0.09       0.03       0.01       0.14       0.09
  Allowance for loan
   losses to total end
   of period loans        1.19       1.22       1.29       1.50       1.70
  Allowance for loan
   losses to
   nonperforming loans  241.05     112.65      92.14     189.48     244.05

Capital Ratios
  Average equity to
   average assets         8.88%      9.15%     10.35%     10.34%      9.94%
  Total capital to
   risk adjusted
   assets                11.09      11.66      11.94      13.60      13.69
  Tier 1 leverage
   ratio                  7.60       7.99       7.90       9.49       9.38

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com